EXHIBIT 11.

                           DVL, INC. and Subsidiaries
                        Computation of Earnings Per Share
                 (in thousands except share and per share data)
                                   (unaudited)


                                                Three Months Ended
                                                     June 30,
                                             -----------------------
                                                2000         1999
                                             ----------   ----------

Income before extraordinary gain             $       19   $      638

Extraordinary gain                                  126          497
                                             ----------   ----------

Net income                                   $      145   $    1,135
                                             ==========   ==========

Weighted average number of common
 shares outstanding - basic                  16,560,450   16,560,450

Shares issuable upon exercise of
 dilutive options and warrants               86,737,675   57,530,883

Less shares assumed repurchased             (16,019,334)  (9,776,900)
                                             ----------   ----------
Weighted average number of common
 shares outstanding - diluted                87,278,791   64,314,433
                                             ==========   ==========
Basic earnings per share:
Income before extraordinary gain             $      .00   $      .04
 Extraordinary gain                                 .01          .03
                                             ----------   ----------
Net income                                   $      .01   $      .07
                                             ==========   ==========
Diluted earnings per share:
  Income before extraordinary gain           $      .00   $      .01
 Extraordinary gain                                 .00          .01
                                             ----------   ----------
Net income                                   $      .00   $      .02
                                             ==========   ==========

EXHIBIT 11.

                           DVL, INC. and Subsidiaries
                        Computation of Earnings Per Share
                 (in thousands except share and per share data)
                                   (unaudited)


                                                Six Months Ended
                                                    June 30,
                                             -----------------------
                                                2000         1999
                                             ----------   ----------

(Loss) income before extraordinary gain      $     (107)  $      872

Extraordinary gain                                  149        1,233
                                             ----------   ----------

Net income                                   $       42   $    2,105
                                             ==========   ==========

Weighted average number of common
 shares outstanding - basic                  16,560,450   16,560,450

Shares issuable upon exercise of
 dilutive options and warrants                       --   57,530,883

Less shares assumed repurchased                       -   (9,776,900)
                                             ----------   ----------
Weighted average number of common
 shares outstanding - diluted                16,560,450   64,314,433
                                             ==========   ==========
Basic earnings per share:
(Loss) income before extraordinary gain      $     (.01)  $      .05
 Extraordinary gain                                 .01          .08
                                             ----------   ----------
Net income                                   $      .00   $      .13
                                             ==========   ==========
Diluted earnings per share:
(Loss) Income before extraordinary gain      $     (.01)  $      .02
 Extraordinary gain                                 .01          .02
                                             ----------   ----------
Net income                                   $      .00   $      .04
                                             ==========   ==========